                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF PEOPLESOFT, INC.

                                                   INCORPORATED/
SUBSIDIARY NAME                                    FORMED IN
---------------                                    -------------
Distinction New Zealand                            New Zealand
PeopleSoft Argentina S.A.                          Argentina
PeopleSoft Asia Pte. Ltd.                          Singapore
PeopleSoft Australia Pty. Ltd.                     Australia
PeopleSoft Belgium BVBA                            Belgium
PeopleSoft Brasil Ltda                             Brazil
PeopleSoft B.V. Netherlands                        Netherlands
PeopleSoft Canada Co.                              Canada
PeopleSoft Chile Holdings, Ltd                     Cayman Islands
PeopleSoft Chile LTDA                              Chile
PeopleSoft C.I. Holdings Ltd.                      Cayman Islands
PeopleSoft CRM do Brasil S.A.                      Brazil
PeopleSoft FSC, Inc.                               Barbados
PeopleSoft France S.A.                             France
PeopleSoft GmbH                                    Germany
PeopleSoft HongKong Ltd.                           Hong Kong
PeopleSoft Iberica, S.L.                           Spain
PeopleSoft India Private Ltd.                      India
PeopleSoft International B.V. (Netherlands)        Netherlands
PeopleSoft International Ltd                       Cayman Islands
PeopleSoft Investments, Inc.                       Nevada, USA
PeopleSoft Italia Srl.                             Italy
PeopleSoft Japan K.K.                              Japan
PeopleSoft Mexico S.A. de C.V.                     Mexico
PeopleSoft New Zealand                             New Zealand
PeopleSoft Nordic AB                               Sweden
PeopleSoft Properties, Inc.                        California, USA
PeopleSoft Schweiz A.G.                            Switzerland
PeopleSoft South Africa (Pty) Ltd                  South Africa
PeopleSoft U.K. Holdings Ltd.                      United Kingdom
PeopleSoft UK Ltd.                                 United Kingdom
PeopleSoft Unterstutzungskasse GMBH                Germany
PeopleSoft USA, Inc.                               California, USA
PeopleSoft Venezuela, S.A.                         Venezuela
PeopleSoft Ventures, Inc.                          California, USA
People Soft Worldwide (M) Sdn. Bhd                 Malaysia
PSFT C.I. Holdings Ltd.                            Cayman Islands
Vantive Australia Pty Ltd                          Australia
Vantive Brasil Ltda                                Brazil
Vantive Canada                                     Canada
Vantive Mexico S.A. de C.V.                        Mexico
Vantive Singapore                                  Singapore